EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•2021 financial performance in line with annual guidance
•Reported net loss of $6.6 million and $4.1 million for the three and six months ended June 30, 2021, respectively
•Reported adjusted EBITDA of $22.5 million and $53.4 million for the three and six months ended June 30, 2021, respectively
•Generated distributable cash flow of $7.3 and $20.1 million for the three and six months ended June 30, 2021, respectively
•Declares quarterly distribution of $0.005 or $0.02 per unit annually
•Announces Revolving Credit Facility Amendment

KILGORE, Texas, July 22, 2021 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the second quarter of 2021.

“For the second quarter of 2021, the Partnership had a solid performance in line with our annual projected cash flows of between $95 million to $102 million,” stated Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership. “As the country returns to a more open economy and refinery utilization increases, we have seen heightened demand for our services particularly within the land transportation and lubricants businesses. However, the impact of COVID-19 is still reflected in a reduction in sulfur service volumes and lower marine day rates year over year. As expected, marine utilization has increased from last quarter and we anticipate the continued economic recovery will drive demand upward allowing for the further utilization of our asset base.”

“Looking to the third quarter, which is seasonally our weakest due to the cyclical nature of both the fertilizer and butane businesses, we amended our revolving credit facility in response to rising commodity prices and the continued impact of COVID-19 on the Partnership’s trailing twelve month cash flows. I’d like thank our lenders for recognizing our ongoing commitment to capital discipline through their support of the amendment.”

SECOND QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended June 30, 2021 and 2020 was $3.7 million and $3.3 million, respectively.

Adjusted segment EBITDA for T&S was $10.6 million for each of the three month periods ended June 30, 2021 and 2020, reflecting increased volumes on packaged lubricants products, offset by expired capital recovery fees at the Smackover Refinery.

TRANSPORTATION

Transportation Operating Income for the three months ended June 30, 2021 and 2020 was $0.7 million and $0.6 million, respectively.

Adjusted segment EBITDA for Transportation was $5.0 million and $4.9 million for the three months ended June 30, 2021 and 2020, respectively, reflecting higher land transportation load count and rates, offset by lower marine day rates coupled with a reduction in marine equipment.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended June 30, 2021 and 2020 was $6.3 million and $7.4 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $8.9 million and $10.8 million for the three months ended June 30, 2021 and 2020, respectively, reflecting lower refinery utilization volumes during the second quarter of 2021 as a result of continued effects of COVID-19.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income for the three months ended June 30, 2021 and 2020 was $0.7 million and $1.1 million, respectively.

Adjusted segment EBITDA for NGL was $1.7 million and $1.6 million for the three months ended June 30, 2021 and 2020, respectively, primarily reflecting increased margins in our butane optimization business, offset by a reduction in NGL margins due to rising commodity prices.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended June 30, 2021 and 2020 were $3.8 million and $4.4 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended June 30, 2021 and 2020 were $3.7 million and $4.0 million, respectively, primarily reflecting a reduction in overhead allocated from Martin Resource Management.

LIQUIDITY

At June 30, 2021, the Partnership had $180 million drawn on its $300 million revolving credit facility, an increase of $4 million from March 31, 2021. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 5.3 times and 5.4 times on June 30, 2021 and March 31, 2021, respectively. The Partnership is in compliance with all debt covenants as of June 30, 2021 and March 31, 2021.

REVOLVING CREDIT FACILITY AMENDMENT

The Partnership announced today the amendment of its revolving credit facility effective July 16, 2021. The amendment revises certain financial covenant ratios and reduces the aggregate amount of commitments from $300 million to $275 million, among other things.

Royal Bank of Canada serves as administrative agent and collateral agent for the facility. Baker Botts L.L.P acted as legal counsel to the Partnership.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2021. The distribution is payable on August 13, 2021 to common unitholders of record as of the close of business on August 6, 2021. The ex-dividend date for the cash distribution is August 5, 2021.

QUALIFIED NOTICE TO NOMINEES

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

COVID-19 RESPONSE

The Partnership continues to evaluate protocols in response to the COVID-19 pandemic, including the impact of variants of COVID-19, such as the Delta variant. Where possible, employee work from home initiatives remain and travel restrictions have been lifted. Employees are encouraged to continue to exercise safety measures to protect the welfare of each other and the communities they serve.

RESULTS OF OPERATIONS

The Partnership had a net loss for the three months ended June 30, 2021 of $6.6 million, a loss of $0.17 per limited partner unit. The Partnership had a net loss for the three months ended June 30, 2020 of $2.2 million, a loss of $0.06 per limited partner unit. Adjusted EBITDA for the three months ended June 30, 2021 was $22.5 million compared to the three months ended June 30, 2020 of $23.9 million. Distributable cash flow for the three months ended June 30, 2021 was $7.3 million compared to the three months ended June 30, 2020 of $12.5 million.

The Partnership had a net loss for the six months ended June 30, 2021 of $4.1 million, a loss of $0.10 per limited partner unit. The Partnership had net income for the six months ended June 30, 2020 of $6.6 million, or $0.17 per limited partner unit. Adjusted EBITDA for the six months ended June 30, 2021 was $53.4 million compared to the six months ended June 30, 2020 of $54.9 million. Distributable cash flow for the six months ended June 30, 2021 was $20.1 million compared to the six months ended June 30, 2020 of $30.8 million.

Revenues for the three months ended June 30, 2021 were $184.3 million compared to the three months ended June 30, 2020 of $140.6 million. Revenues for the six months ended June 30, 2021 were $385.3 million compared to the six months ended June 30, 2020 of $339.5 million.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s Adjusted EBITDA for the second quarter 2021 to the Partnership's Adjusted EBITDA for the second quarter 2020.

Investors' Conference Call

Date: Friday, July 23, 2021
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (833) 900-2251
Conference ID: 1691938

Replay Dial In # (800) 585-8367 – Conference ID: 1691938

A webcast of the conference call will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services. To learn more, visit www.MMLP.com.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to guidance or to financial or operational estimates or projections rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA, (3) distributable cash flow and (4) adjusted free cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. The Partnership defines Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow as Adjusted EBITDA less cash paid for interest, cash paid for income taxes, maintenance capital expenditures, and plant turnaround costs. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. Adjusted free cash flow is defined as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by the Partnership's management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. The Partnership believes that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. The Partnership's calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

EBITDA, adjusted EBITDA, distributable cash flow, and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Contact:

Sharon Taylor - Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Cash	$681	$4,958
Accounts and other receivables, less allowance for doubtful accounts of $225 and $261, respectively	55,051	52,748
Inventories	71,358	54,122
Due from affiliates	20,619	14,807
Other current assets	6,913	8,991
Total current assets	154,622	135,626

Property, plant and equipment, at cost	891,746	889,108
Accumulated depreciation	(530,624)	(509,237)
Property, plant and equipment, net	361,122	379,871

Goodwill	16,823	16,823
Right-of-use assets	19,955	22,260
Deferred income taxes, net	21,495	22,253
Other assets, net	2,862	2,805
Total assets	$576,879	$579,638

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$236	$31,497
Trade and other accounts payable	55,453	51,900
Product exchange payables	700	373
Due to affiliates	1,939	435
Income taxes payable	308	556
Fair value of derivatives	412	207
Other accrued liabilities	29,394	34,407
Total current liabilities	88,442	119,375

Long-term debt, net	517,311	484,597
Finance lease obligations	169	289
Operating lease liabilities	13,423	15,181
Other long-term obligations	8,631	7,067
Total liabilities	627,976	626,509

Commitments and contingencies
Partners’ capital (deficit)	(51,097)	(46,871)
Total partners’ capital (deficit)	(51,097)	(46,871)
Total liabilities and partners' capital (deficit)	$576,879	$579,638

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Terminalling and storage *	$18,702	$19,908	$37,080	$40,382
Transportation *	34,926	31,485	64,741	70,426
Sulfur services	2,949	2,914	5,899	5,829
Product sales: *
Natural gas liquids	67,232	30,299	165,317	112,510
Sulfur services	35,337	30,506	67,222	55,914
Terminalling and storage	25,147	25,526	45,008	54,460
	127,716	86,331	277,547	222,884
Total revenues	184,293	140,638	385,267	339,521

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	61,590	24,293	140,725	94,128
Sulfur services *	24,177	17,559	45,391	32,854
Terminalling and storage *	20,226	21,438	34,728	45,118
	105,993	63,290	220,844	172,100
Expenses:
Operating expenses *	47,313	44,202	91,947	95,484
Selling, general and administrative *	8,960	9,858	19,569	20,320
Depreciation and amortization	14,483	15,343	28,917	30,582
Total costs and expenses	176,749	132,693	361,277	318,486

Other operating income (loss), net	89	15	(671)	2,525
Operating income	7,633	7,960	23,319	23,560

Other income (expense):
Interest expense, net	(13,309)	(9,377)	(26,262)	(19,302)
Gain on retirement of senior unsecured notes	—	—	—	3,484
Other, net	(1)	4	(1)	7
Total other expense	(13,310)	(9,373)	(26,263)	(15,811)

Net income (loss) before taxes	(5,677)	(1,413)	(2,944)	7,749
Income tax expense	(935)	(790)	(1,157)	(1,137)
Net income (loss)	(6,612)	(2,203)	(4,101)	6,612
Less general partner's interest in net (income) loss	132	44	82	(132)
Less (income) loss allocable to unvested restricted units	20	10	10	(45)
Limited partners' interest in net income (loss)	$(6,460)	$(2,149)	$(4,009)	$6,435

Net income (loss) per unit attributable to limited partners - basic	$(0.17)	$(0.06)	$(0.10)	$0.17
Net income (loss) per unit attributable to limited partners - diluted	$(0.17)	$(0.06)	$(0.10)	$0.17
Weighted average limited partner units - basic	38,687,874	38,661,852	38,690,228	38,651,357
Weighted average limited partner units - diluted	38,687,874	38,661,852	38,690,228	38,651,897

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:*
Terminalling and storage	$15,569	$15,942	$30,875	$31,816
Transportation	4,889	5,393	8,899	11,287
Product Sales	71	38	185	130
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,403	2,554	4,938	5,321
Terminalling and storage	7,036	4,249	11,604	10,026
Expenses:
Operating expenses	19,590	19,440	37,958	41,211
Selling, general and administrative	7,285	8,055	15,965	16,367

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2020	38,863,389	$(38,342)	$2,146	$(36,196)
Net income	—	6,480	132	6,612
Issuance of common units, net	—	—	—	—
Issuance of restricted units	81,000	—	—	—
Forfeiture of restricted units	(84,134)	—	—	—
General partner contribution	—	—	—	—
Cash distributions	—	(4,825)	(98)	(4,923)
Unit-based compensation	—	709	—	709
Purchase of treasury units	(7,748)	(9)	—	(9)
Balances - June 30, 2020	38,852,507	$(35,987)	$2,180	$(33,807)

Balances - January 1, 2021	38,851,174	$(48,776)	$1,905	$(46,871)
Net loss	—	(4,019)	(82)	(4,101)
Issuance of restricted units	42,168	—	—	—
Forfeiture of restricted units	(83,436)	—	—	—
Cash distributions	—	(388)	(8)	(396)
Unit-based compensation	—	288	—	288
Purchase of treasury units	(7,156)	(17)	—	(17)
Balances - June 30, 2021	38,802,750	$(52,912)	$1,815	$(51,097)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(4,101)	$6,612
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,917	30,582
Amortization of deferred debt issuance costs	1,521	991
Amortization of premium on notes payable	—	(153)
Deferred income tax expense	758	1,018
Loss on sale of property, plant and equipment, net	671	175
Gain on retirement of senior unsecured notes	—	(3,484)
Derivative (income) loss	884	(1,463)
Net cash received (paid) for commodity derivatives	(679)	796
Unit-based compensation	288	709
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(2,303)	37,180
Inventories	(17,572)	(3,128)
Due from affiliates	(5,812)	(1,060)
Other current assets	1,435	(5,547)
Trade and other accounts payable	3,335	(16,502)
Product exchange payables	327	811
Due to affiliates	1,504	(1,026)
Income taxes payable	(248)	26
Other accrued liabilities	(3,053)	(2,452)
Change in other non-current assets and liabilities	213	541
Net cash provided by operating activities	6,085	44,626

Cash flows from investing activities:
Payments for property, plant and equipment	(8,200)	(19,053)
Payments for plant turnaround costs	(1,694)	(231)
Proceeds from involuntary conversion of property, plant and equipment	—	4,369
Proceeds from sale of property, plant and equipment	133	1,768
Net cash used in investing activities	(9,761)	(13,147)

Cash flows from financing activities:
Payments of long-term debt	(144,790)	(156,860)
Payments under finance lease obligations	(2,591)	(3,222)
Proceeds from long-term debt	147,500	131,000
Purchase of treasury units	(17)	(9)
Payment of debt issuance costs	(307)	(269)
Cash distributions paid	(396)	(4,923)
Net cash used in financing activities	(601)	(34,283)

Net decrease in cash	(4,277)	(2,804)
Cash at beginning of period	4,958	2,856
Cash at end of period	$681	$52
Non-cash additions to property, plant and equipment	$686	$1,276

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands, except BBL per day)
Revenues:
Services	$20,358	$21,436	$(1,078)	(5)%
Products	25,166	25,540	(374)	(1)%
Total revenues	45,524	46,976	(1,452)	(3)%

Cost of products sold	20,759	22,697	(1,938)	(9)%
Operating expenses	12,664	12,254	410	3%
Selling, general and administrative expenses	1,468	1,398	70	5%
Depreciation and amortization	6,996	7,272	(276)	(4)%
	3,637	3,355	282	8%
Other operating income (loss), net	61	(3)	64	2,133%
Operating income	$3,698	$3,352	$346	10%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands, except BBL per day)
Revenues:
Services	$40,317	$43,603	$(3,286)	(8)%
Products	45,041	54,507	(9,466)	(17)%
Total revenues	85,358	98,110	(12,752)	(13)%

Cost of products sold	35,700	47,685	(11,985)	(25)%
Operating expenses	25,457	25,205	252	1%
Selling, general and administrative expenses	2,967	3,057	(90)	(3)%
Depreciation and amortization	14,101	14,728	(627)	(4)%
	7,133	7,435	(302)	(4)%
Other operating loss, net	(5)	(3,054)	3,049	100%
Operating income	$7,128	$4,381	$2,747	63%

Shore-based throughput volumes (guaranteed minimum) (gallons)	40,000	40,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues	$38,349	$35,259	$3,090	9%
Operating expenses	31,485	28,331	3,154	11%
Selling, general and administrative expenses	1,858	2,058	(200)	(10)%
Depreciation and amortization	4,331	4,328	3	—%
	675	542	133	25%
Other operating income, net	21	13	8	62%
Operating income	$696	$555	$141	25%

Comparative Results of Operations for the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues	$72,318	$80,433	$(8,115)	(10)%
Operating expenses	60,989	63,493	(2,504)	(4)%
Selling, general and administrative expenses	3,658	4,193	(535)	(13)%
Depreciation and amortization	8,329	8,608	(279)	(3)%
	$(658)	$4,139	$(4,797)	(116)%
Other operating income (loss), net	17	(1,195)	1,212	101%
Operating income (loss)	$(641)	$2,944	$(3,585)	(122)%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues:
Services	$2,949	$2,914	$35	1%
Products	35,337	30,506	4,831	16%
Total revenues	38,286	33,420	4,866	15%

Cost of products sold	25,397	18,601	6,796	37%
Operating expenses	2,804	3,142	(338)	(11)%
Selling, general and administrative expenses	1,215	1,166	49	4%
Depreciation and amortization	2,568	3,131	(563)	(18)%
	6,302	7,380	(1,078)	(15)%
Other operating income, net	6	5	1	20%
Operating income	$6,308	$7,385	$(1,077)	(15)%

Sulfur (long tons)	146	166	(20)	(12)%
Fertilizer (long tons)	84	91	(7)	(8)%
Total sulfur services volumes (long tons)	230	257	(27)	(11)%

Comparative Results of Operations for the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues:
Services	$5,899	$5,829	$70	1%
Products	67,222	55,927	11,295	20%
Total revenues	73,121	61,756	11,365	18%

Cost of products sold	47,820	35,405	12,415	35%
Operating expenses	4,813	6,052	(1,239)	(20)%
Selling, general and administrative expenses	2,456	2,369	87	4%
Depreciation and amortization	5,288	6,025	(737)	(12)%
	12,744	11,905	839	7%
Other operating income, net	6	6,776	(6,770)	(100)%
Operating income	$12,750	$18,681	$(5,931)	(32)%

Sulfur (long tons)	219	349	(130)	(37)%
Fertilizer (long tons)	179	165	14	8%
Total sulfur services volumes (long tons)	398	514	(116)	(23)%

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Products Revenues	$67,232	$30,300	$36,932	122%
Cost of products sold	64,176	26,579	37,597	141%
Operating expenses	1,061	1,150	(89)	(8)%
Selling, general and administrative expenses	697	930	(233)	(25)%
Depreciation and amortization	588	612	(24)	(4)%
	710	1,029	(319)	(31)%
Other operating income, net	1	—	1
Operating income	$711	$1,029	$(318)	(31)%

NGL sales volumes (Bbls)	1,259	1,698	(439)	(26)%

Comparative Results of Operations for the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Products Revenues	$165,317	$112,515	$52,802	47%
Cost of products sold	146,688	100,839	45,849	45%
Operating expenses	2,056	2,089	(33)	(2)%
Selling, general and administrative expenses	2,904	2,077	827	40%
Depreciation and amortization	1,199	1,221	(22)	(2)%
	12,470	6,289	6,181	98%
Other operating loss, net	(689)	(2)	(687)	(34,350)%
Operating income	$11,781	$6,287	$5,494	87%

NGL sales volumes (Bbls)	3,404	4,143	(739)	(18)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2021	2020			2021	2020
	(In thousands)				(In thousands)
Unallocated selling, general and administrative expenses	$3,780	$4,361	$(581)	(13)%	$7,699	$8,733	$(1,034)	(12)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the six months ended June 30, 2021 and 2020.

Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income (loss)	$(6,612)	$(2,203)	$(4,101)	$6,612
Adjustments:
Interest expense, net	13,309	9,377	26,262	19,302
Income tax expense	935	790	1,157	1,137
Depreciation and amortization	14,483	15,343	28,917	30,582
EBITDA	22,115	23,307	52,235	57,633
Adjustments:
(Gain) loss on sale of property, plant and equipment, net	(89)	(15)	671	175
Unrealized mark-to-market on commodity derivatives	424	—	205	(669)
Lower of cost or market adjustments	—	—	—	335
Gain on repurchase of senior unsecured notes	—	—	—	(3,484)
Unit-based compensation	48	363	288	709
Adjusted EBITDA	22,498	23,905	53,399	54,949
Adjustments:
Interest expense, net	(13,309)	(9,377)	(26,262)	(19,302)
Income tax expense	(935)	(790)	(1,157)	(1,137)
Amortization of debt premium	—	(76)	—	(153)
Amortization of deferred debt issuance costs	766	499	1,521	991
Deferred income tax expense	683	732	758	1,018
Payments for plant turnaround costs	(20)	(81)	(1,694)	(231)
Maintenance capital expenditures	(2,370)	(2,280)	(6,441)	(5,306)
Distributable Cash Flow	$7,313	$12,532	$20,124	$30,829
Adjustments:
Expansion capital expenditures	$(1,147)	$(2,585)	$(1,977)	$(7,931)
Principal payments under finance lease obligations	(160)	(1,358)	(2,591)	(3,222)
Adjusted Free Cash Flow	$6,006	$8,589	$15,556	$19,676